Exhibit 10.1 1 LR KG Initials for the Company Initials for Counterparty SEPARATION AGREEMENT AND GENERAL RELEASE GreenSky LLC, and its parent corporation, affiliates, and subsidiaries (collectively, the “Company”), and Kevin Goldstein and his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Counterparty”) (the Company and Counterparty collectively referred to as the “Parties”) mutually desire to enter into this Separation Agreement and General Release (the “Agreement”) and agree that: The terms of this Agreement are the product of mutual negotiation and compromise between the Company and Counterparty. WHEREAS, the purpose of this Agreement is to carry out the mutual desire of the Parties to terminate their employment relationship under terms and circumstances that are mutually beneficial; and IT IS THEREFORE agreed between the Company and Counterparty, for the good and sufficient consideration set forth below and for other good and valuable consideration, the adequacy and sufficiency of which are acknowledged and agreed to, the Parties, intending to be legally bound, covenant and agree as follows: 1. Separation; Executive Consulting Arrangement. (a) Separation Date. Counterparty’s last day of employment with the Company is February 28, 2021 (“Separation Date”). If asked, the Parties will state that the separation was mutually agreed upon. (b) Executive Consulting Services. The Company wishes to retain Counterparty to perform, and Counterparty agrees to perform, executive consulting services on behalf of the Company related to credit analytics and data on an as-needed and as-requested basis for a three-month period commencing on March 1, 2021 and ending on May 31, 2021 (the “Consulting Period”). The only persons authorized to request Counterparty to perform such services are the Company’s Chief Risk Officer and Chief Credit Officer. Counterparty shall have the ability to select the means, manner and method of performing such services, shall have the right to dictate his hours of work, and shall at all times perform such services to the best of his ability. 2. Consideration. In lieu of any payments or benefits to which Counterparty may otherwise be entitled under the GreenSky Inc. Executive Severance Plan effective March 28, 2019 (“Severance Plan”), and in consideration for the execution by Counterparty of this Agreement and for releasing any rights that Counterparty may have against the Releasees (as defined in Paragraph 3) as set forth in this Agreement and in compliance with the promises made herein: (a) the Company agrees to pay to Counterparty Six Hundred and Twenty-Five Thousand Dollars and Zero Cents ($625,000.00), less applicable and lawful deductions (“Separation Payment”), which shall be paid to Counterparty in twenty-six (26) equal installments in accordance with the

2 LR KG Initials for the Company Initials for Counterparty Company’s normal payroll practices, beginning within twenty-one (21) days following the Effective Date (as defined in Paragraph 4) (but in no event earlier than March 12, 2021); (b) the Company agrees to pay to Counterparty Three Hundred and Twelve Thousand Five Hundred Dollars ($312,500.00), less applicable and lawful deductions (“2020 Bonus”), which shall be paid to Counterparty in one lump sum no later than March 15, 2021; (c) the Company agrees to pay to Counterparty an amount equal to one-sixth ( 1/6th ) of the cash bonus, if any, to which Counterparty would have been entitled for calendar year 2021 under the GreenSky Inc. Annual Incentive Plan in effect on the date hereof (the “Bonus Plan”) had Counterparty remained in the employ of the Company for all of such calendar year, less applicable and lawful deductions (“2021 Bonus”), which shall be paid in a lump sum at the same time as bonuses, if any, are paid to other participants in the Bonus Plan in respect of calendar year 2021 (it being understood that the payment of bonuses is at the sole and absolute discretion of the Company’s Board of Directors); (d) it is hereby agreed that, subject to Counterparty’s timely execution and non-revocation of this Agreement and compliance with Counterparty’s promises herein, and notwithstanding anything to the contrary set forth in the Company’s 2018 Omnibus Incentive Compensation Plan and/or in any award agreement issued thereunder, all of the equity awards heretofore issued by the Company to Counterparty that are scheduled to vest by their terms on or before May 31, 2021 shall vest on the date set forth in the award agreement pursuant to which such award was granted (the “Vested Equity”); and (e) subject to (i) Counterparty’s timely execution and non-revocation of this Agreement and (ii) Counterparty’s continued co-payment of premiums at the same level and cost to Counterparty as if Counterparty were a Counterparty of the Company, and provided Counterparty properly and timely elects continued group health plan coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to pay twelve (12) months of COBRA continuation coverage premiums (“COBRA Payment”) in a manner intended to avoid any excise tax under Section 4980D of the Internal Revenue Code of 1986, as amended, subject to the eligibility requirements and other terms and conditions of such insurance coverage; provided that (i) payment by the Company shall cease as of the date that Counterparty becomes eligible for group health plan coverage sponsored by another employer, if earlier, and (ii) if Counterparty elects to continue health care continuation under COBRA beyond the twelve (12) month period immediately following the Separation Date that is subsidized by the Company as described above, the full cost of such COBRA coverage will be solely Counterparty’s responsibility as provided by law. Counterparty acknowledges and agrees that Counterparty will notify the Company as soon as Counterparty becomes eligible for group health plan coverage sponsored by another employer. Counterparty agrees and understands that the Company is not otherwise obligated to pay Counterparty the Separation Payment, the 2020 Bonus, the 2021 Bonus or the COBRA Payment or to issue the Vested Equity but for Counterparty’s execution of this Agreement and non-revocation and non-breach of this Agreement. 3. General Release, Claims Not Released & Related Provisions.

3 LR KG Initials for the Company Initials for Counterparty (a) General Release of Claims. In consideration for the payments and other benefits provided in Paragraph 2 of this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, Counterparty, of Counterparty’s own free will, knowingly and voluntarily releases and forever discharges the Company and its affiliates, subsidiaries, parents, predecessors, successors, assigns, and their current and former Counterparties, officers, directors, shareholders, agents, attorneys, and insurers, both individually and in their business capacities, and their benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”) of and from any and all claims, demands, and causes of action, whether known or unknown, asserted or unasserted, which Counterparty has or may have against Releasees as of the date of Counterparty’s execution of this Agreement, including, but not limited to, any claims or rights that Counterparty may otherwise have under any agreement with the Company (including, but not limited to, the offer letter Counterparty signed on or about July 24, 2018 (“Offer Letter”), the Severance Plan, and/or any alleged violation of:  Title VII of the Civil Rights Act of 1964;  Sections 1981 through 1988 of Title 42 of the United States Code;  The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);  The Immigration Reform and Control Act;  The Americans with Disabilities Act of 1990;  The Age Discrimination in Employment Act of 1967 (“ADEA”)  The Worker Adjustment and Retraining Notification Act;  The Fair Credit Reporting Act;  The Family and Medical Leave Act;  The Equal Pay Act;  The Genetic Non-Discrimination Act of 2008;  The Georgia Equal Employment for Persons with Disabilities Code, as amended, O.C.G.A. § 36- 6A-1 et seq.;  The Georgia Equal Pay Act – O.C.G.A. § 34-5-1 et seq.;  The Georgia Age Discrimination in Employment Act – O.C.G.A. § 34-1-2;  The Georgia Equal Employment for Persons with Disabilities Code – O.C.G.A. § 34-6-1 et seq.;  The Georgia minimum wage, recordkeeping and payday statutes – O.C.G.A. §§ 34-4-3, 34-2-11 and 34-8-2;  The Virginia Human Rights Act – Va. Code § 2.2-3900 et seq., any regulations thereunder, and any human rights law of any Virginia county or municipality;  Virginia Statutory Provisions Regarding Retaliation/Discrimination for exercising rights under the Workers’ Compensation Act – Va. Code § 65.2-308(A) and (B);  The Virginia Equal Pay Act – Va. Code § 40.1-28.6;  The Virginians With Disabilities Act – Va. Code § 51.5-1 et seq.;  Virginia statutory provisions regarding AIDS testing – Va. Code Ann. §32.1-36.1;  Virginia statutory provisions regarding wage payments – Va. Code § 40.1-28.8 et seq.;  Virginia statutory provisions regarding occupational safety and health – Va. Code § 401-49.3 et

4 LR KG Initials for the Company Initials for Counterparty seq.;  Virginia Code § 8.01-40 regarding unauthorized use of name or picture of any person;  Virginia Code § 40.1-27 regarding preventing employment by others of former employee;  Virginia Code § 40.1-28.7:2 regarding protection of crime victims’ rights in employment;  Virginia Code § 18.2-465.1 regarding protection of court witnesses’ and jurors’ rights in employment;  Va. Code 34-29, prohibiting discharge based on single indebtedness;  Va. Code 44-98, prohibiting interference with employment of members of Virginia National Guard, Virginia Defense Force, or naval militia;  Va. Code sections 18.2-499 and 500 (the Virginia statutory conspiracy statutes);  Any other federal, state or local law, rule, regulation, or ordinance that legally may be released;  Any public policy, contract (express and implied), tort, or common law; or  Any basis for recovering costs, fees, or other expenses, including attorneys’ fees incurred in these matters. (b) Claims Not Released. Counterparty is not waiving any rights Counterparty may have to: (a) Counterparty’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (b) any vested equity awards, (c) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (d) pursue claims which by law cannot be waived by signing this Agreement; (e) enforce this Agreement; and/or (f) challenge the validity of this Agreement. (c) Governmental Agencies. Nothing in this Agreement prohibits or prevents Counterparty from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding, or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, etc.), nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Counterparty’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. However, to the maximum extent permitted by law, Counterparty agrees that if such an administrative claim is made, Counterparty shall not be entitled to recover any individual monetary relief or other individual remedies. (d) Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Counterparty waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective, or multi-party action or proceeding based on such a claim in which a Company or any other Releasee identified in this Agreement is a party. 4. Release of ADEA Claims. Counterparty acknowledges that Counterparty is waiving any and all claims he may have pursuant to the Age Discrimination in Employment Act (“ADEA”) relating to

5 LR KG Initials for the Company Initials for Counterparty Counterparty’s employment with the Company. Counterparty further acknowledges and agrees that Counterparty has at least twenty-one (21) days to consider whether to release claims, if any, under the ADEA. Counterparty further understands that Counterparty may revoke Counterparty’s waiver of ADEA claims within seven (7) days following Counterparty’s execution of this Agreement. Any revocation within this period must be submitted, via email, in person or in writing to Greensky LLC, Attention: Lois Rickard, Chief HR Officer, at 5565 Glenridge Connector, Suite 700, Atlanta, Georgia 30342 and state, and state, “I hereby revoke my acceptance of our Agreement.” To be effective, the revocation must be emailed, personally delivered or postmarked within seven (7) calendar days after Counterparty signs this Agreement. Counterparty also acknowledges that Counterparty has been advised to consult with counsel related to the waiver of claims pursuant to the ADEA and that Counterparty has consulted with counsel or has waived the right to do so. Provided that Counterparty does not revoke this Agreement, it shall become effective and enforceable on the eighth (8th) day after Counterparty executes this Agreement (the “Effective Date”). 5. Acknowledgements and Affirmations. Counterparty affirms that Counterparty has not filed or caused to be filed, and is not a party, to any claims, actions, complaints or charges with any state, federal or foreign administrative agency, court or other forum against Releasees relating to Counterparty’s employment with the Company. Counterparty also affirms that Counterparty has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Counterparty may be entitled. Counterparty affirms that Counterparty has been granted any leave to which Counterparty was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Counterparty further affirms that Counterparty has no known workplace injuries or occupational diseases. Counterparty further affirms that Counterparty has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including, but not limited to, any allegations of corporate fraud. Counterparty acknowledges that no payments or benefits shall be paid under the Severance Plan or Offer Letter. Counterparty further acknowledges that he is an individual who is within the category of employees deemed to be a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). Section 409A of the Internal Revenue Code of 1986, as amended, and the related interpretive guidance thereunder (“Section 409”) requires the deferral of payment or commencement of any nonqualified deferred compensation subject to Code Section 409A payable upon separation from service until the date that is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable). Counterparty acknowledges that no payments and benefits provided for in this Agreement are “nonqualified deferred compensation” within the meaning of Section 409A, due to such payments being either “short-term deferrals” within the meaning of Section 409A or paid pursuant to a “separation pay plan” within the meaning of Section 409A, and therefore shall not be subject to a six (6) month delay in payment. Counterparty understands and agrees that Counterparty shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by Counterparty on account of non-compliance with Section 409A. 6. Non-Disparagement and References. Counterparty promises that Counterparty will not disparage the Company or any Releasees. Specifically, Counterparty promises that Counterparty will

6 LR KG Initials for the Company Initials for Counterparty not contact or communicate with the press or the media, or any of the Company’s current or former Counterparties, directors, officers, agents, customers, vendors, or anyone that does business with the Company, or post any comments, messages, or other material on the internet, social media, in any other publication, or on any other public forum with the purpose or effect of disparaging or defaming the any Releasee’s business reputation. Breach of this provision shall be a material breach of the Agreement. Due to the difficulty in calculating damages that might be sustained (directly or indirectly) as a result of such breach, if a court of competent jurisdiction determines that a breach has occurred, Counterparty (a) consents to the entry of injunctive relief against Counterparty, (b) agrees that the Company shall be entitled to Twenty-Five Percent (25%) of the Separation Payment , (c) the Company shall be entitled to attorneys’ fees and costs in having to bring an action to enforce this provision, and (d) the Company shall be entitled to any other damages or relief the court deems just. It is understood that this paragraph is subject to the limitations contained in Paragraph 3(c) of this Agreement. 7. Confidentiality. Counterparty agrees not to possess, use or disclose to any person or entity any of the Company’s confidential information or trade secrets without the prior, written consent of the Company, or except as may be required by court order, statute, law, or regulation. Counterparty further acknowledges and agrees that any breach of this paragraph 7 shall be deemed a material breach of this Agreement. Due to the extreme difficulty in calculating the actual damages that may be sustained (directly or indirectly) as a result of such a breach, Counterparty (a) consents to the entry of injunctive relief against Counterparty if a court determines that such a breach has occurred, in addition to the Company’s right to pursue any other remedies under the law; and (b) in the event the Company pursues legal remedies against Counterparty and it is determined by a Court that a breach has occurred, Counterparty agrees to pay and reimburse the Company for its reasonable attorneys’ fees, costs and disbursements incurred in any such action; and (c) consents to an award of liquidated damages, in addition to any other damages to which Company is entitled, of Twenty-Five Percent (25%) of the Separation Payment. 8. Return of Property. Counterparty agrees to return promptly to the Company all Company documents (and all copies thereof, either hard copies or electronic) and other items of the Company in Counterparty’s possession or in Counterparty’s control, including, but not limited to, the Company files, notes, products, memorandum, samples, notebooks, computer-recorded information, electronic equipment, laptop computers, electronic tablets, Company-owned mobile telephones and PDAs, zip and flash drives, and tangible property, including, but not limited to, credit cards, entry cards, keys and any other materials of any nature pertaining to Counterparty’s work, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company. Counterparty also agrees that, upon the Separation Date and thereafter, except as authorized in writing by the Company’s Chief Risk Officer or Chief Credit Officer during the Consulting Period. Counterparty is not authorized to access or use the Company’s electronic systems, networks, databases or equipment, including, but not limited to, electronic mail and electronic files. Further, Counterparty understands and agrees that Counterparty is not authorized to incur any expenses or obligations or liabilities on behalf of the Company. 9. Cooperation. During the twelve (12) month period immediately following the Separation Date, Counterparty agrees to cooperate with the Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities that Counterparty performed for the

7 LR KG Initials for the Company Initials for Counterparty Company and, in addition to his duties under Paragraph 1(b) hereof, to be reasonably available in connection with any request by the Company regarding matters of which Counterparty has personal knowledge or which were within the purview of Counterparty’s job responsibilities. 10. Unemployment. Should Counterparty file for unemployment insurance with the applicable agency, the Company agrees not to contest such application. Nothing contained herein will preclude the Company from truthfully and accurately responding to requests for information from an applicable governmental agency. 11. No Reemployment. In exchange for the consideration being provided to Counterparty under this Agreement, Counterparty agrees that Counterparty will not at any time seek or apply for any position with the Company and expressly waives any right to do so. Counterparty will make best efforts to determine whether Counterparty is seeking employment with the Company. 12. Full and Complete Agreement. The Company and Counterparty agree and understand that no promises, covenants, representations, understandings or warranties have been made other than those expressly contained herein, unless agreed to in writing. Further, the Parties agree that this Agreement constitutes the entire agreement between the Company and Counterparty and supersedes any and all prior agreements or understandings, whether oral or written, between the Parties, including, but not limited to, the Offer Letter and the Severance Plan, except for the GreenSky Confidentiality, Non- Solicitation, Non-Recruitment, Non-Competition, and Invention Assignment Agreement that Counterparty executed on or about December 17, 2019, which shall remain in full force and effect. The Parties further understand and agree that this Agreement can be amended or modified only by a written agreement, duly signed and executed by both Parties. 13. No Assignment of Rights. Each of the Parties hereto represents and warrants that it has the power and authority to enter into this Agreement and that it has not assigned or otherwise conveyed, or attempted to convey, any of the rights released herein. 14. Successors. This Agreement shall be binding upon and inure to the benefit of each Party to this instrument, and to all employees, agents, servants, insurers, legatees, attorneys, predecessors, successors, assigns heirs, executors, parents, officers, directors, shareholders, and joint venturers of each Party to this Agreement. 15. Agreement Not To Be Construed Against Either Party. Each Party acknowledges that it has participated in the drafting and preparation of this Agreement, and hence no rule of construction may be used to construe this Agreement against either Party by virtue of that Party’s role in drafting this Agreement. 16. No Admission of Liability. Counterparty agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of any liability, wrongdoing, or unlawful conduct of any kind. 17. Consequences of Breach. Counterparty and the Company agree that if either Party breaches any of the promises they have made in this Agreement, in addition to any other remedies that are

8 LR KG Initials for the Company Initials for Counterparty provided by this Agreement or applicable law, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in any lawsuit or action brought to enforce this Agreement. 18. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of Georgia without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either Party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties agree that any dispute, controversy or action over the interpretation or enforcement of this Agreement must be brought in the United States District Court for the Northern District of Georgia or in a court of competent jurisdiction in Fulton County, Georgia. 19. Representation by Counsel. Each Party warrants that it has been represented and advised by counsel with respect to this Agreement and all matters covered by it or has waived the right to do so. Each Party further warrants that it has read this Agreement and fully understands its content and binding legal effect, and that it is signing this Agreement voluntarily. 20. Interpretation. The headings in each paragraph in this Agreement are for convenience of reference only and will have no legal effect in the interpretation of the terms of this Agreement. Words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. 21. Counterparts. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart will be deemed an original with the same effect as if the Parties had signed the same document. COUNTERPARTY IS ADVISED THAT COUNTERPARTY HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. COUNTERPARTY ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO COUNTERPARTY’S SIGNING OF THIS AGREEMENT. COUNTERPARTY MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DATE UPON WHICH COUNTERPARTY SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED TO LOIS RICKARD, PURSUANT TO PARAGRAPH 4 OF THIS AGREEMENT. COUNTERPARTY AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAYS CONSIDERATION PERIOD. COUNTERPARTY FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS COUNTERPARTY HAS OR MIGHT HAVE AGAINST RELEASEES.

9 LR KG Initials for the Company Initials for Counterparty THEREFORE, the Parties voluntarily and knowingly enter into this Agreement: GREENSKY LLC KEVIN GOLDSTEIN By: /s/ Lois Rickard Signature: /s/ Kevin Goldstein Title: Chief Human Resources Officer Date: February 2, 2021 Date: February 26, 2021